UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 5, 2016

GCP APPLIED TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-37533	47-3936076
(Commission File Number)	(IRS Employer Identification No.)

62 Whittemore Avenue
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

(617) 876-1400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2016, William J. McCall, the Company’s Vice President and Chief Human Resources Officer, notified the Company of his decision to retire on March 30, 2017. The Company anticipates naming Mr. McCall’s successor following a review of candidates. Mr. McCall will assist with the search process and plans to serve as an advisor to the Company through the first quarter of 2017. “Bill’s leadership in building our organizational structure and identifying key talent helped to establish GCP as a standalone public company in connection with the successful spin-off of the Company from W.R. Grace & Co. earlier this year,” said Gregory E. Poling, President and Chief Executive Officer. “We anticipate a seamless transition and are pleased to have the benefit of Bill’s experience and counsel during the transition period.”

In connection with Mr. McCall’s departure, the Company and Mr. McCall entered into a transition letter agreement dated October 5, 2016 (the “Transition Agreement”). Pursuant to the Transition Agreement and in consideration for Mr. McCall agreeing to remain employed through the first quarter of 2017, the Company will pay Mr. McCall a transition payment in the amount of $470,000. Mr. McCall will receive this payment so long as he remains employed by the Company in good standing through his departure date, provides reasonable assistance in the hiring and on-boarding process of his successor and other transition matters, and otherwise continues to perform the requirements of his current position until at least the hire date for his successor.

Except for the payments and benefits provided for in the Transition Agreement and any vested benefits he may have under Company benefit plans, Mr. McCall is not entitled to any other payments or benefits from the Company as a result of his departure. Since Mr. McCall is retiring, he will forfeit a substantial portion of both his “Leadership Equity Award” that was granted to him (along with the Company’s other executive officers) at the time of the Company’s spin-off from W.R. Grace & Co. and his fiscal year 2016 Long-Term Incentive Award.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1	Transition Agreement dated October 5, 2016 between the Company and William J. McCall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

	By	/s/ John W. Kapples
John W. Kapples
Vice President and General Counsel

Dated: October 7, 2016

EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Transition Agreement dated October 5, 2016 between the Company and William J. McCall.